Certain confidential information contained in this document, marked by [***], has been omitted because IREN Limited (the “Company”) has determined that the information (i) is not material and/or (ii) contains personal information Private & Confidential March 3, 2026 IE US Hardware 4 Inc. 620 FM 1033 Childress, TX 79201 USA Attention: William Roberts and Denis Skrinnikoff Dear William and Denis: Re: Purchase Agreement between IE US Hardware 4 Inc. and Dell Marketing L.P. (USA) (Non-Financed) This purchase agreement between IE US Hardware 4 Inc. (“Customer”) and Dell Marketing L.P.(“Dell”) sets out the terms and conditions upon which Customer will purchase and/or use Products, Third Party Products (if applicable) and Services from Dell (“Purchase Agreement”). 1) Customer and Dell (collectively, the “Parties”, and each a “Party”) have agreed to use and adopt the Commercial Terms of Sale, attached hereto as Exhibit “A” (the “CTS”) as the basis of an evergreen commercial agreement between the Parties, as amended and modified below. 2) Unless otherwise defined in this Purchase Agreement, all capitalized terms used herein will have the meanings ascribed to them in the CTS. 3) Notwithstanding anything to the contrary contained in the CTS (and as contemplated by clause 2.5 of the CTS), the Parties desire to deviate from the terms of the CTS and hereby agree to the following amendments to the CTS: A. For the purposes of the CTS and this Purchase Agreement, references to the “Customer” shall be references to IE US Hardware 4 Inc.. B. Clause 1.1 is hereby deleted in its entirety and replaced with the following: “1.1 Scope. The CTS governs Customer’s purchase and/or use and Supplier’s provisioning of Products, Services and Third Party Products (if applicable) (collectively, the “Offerings”), for Customer’s own internal use which will include, Customer’s (or its Affiliates’) use as part of service offerings for its customers on a software-as-a-service, infrastructure-as-a-service, platform-as-a-service, hosted, turn-key, on-demand, service bureau or other similar basis.” C. Clause 1.4 is hereby deleted in its entirety and replaced with the following:

2 “1.5 Affiliates. With respect to Customer, “Affiliate” means any other entity that directly or indirectly controls, is owned by, controlled by or under common ownership or control with Customer, and with respect to Supplier, “Affiliate” means Dell Inc. and its wholly- owned or wholly- controlled subsidiaries. “Control” means the ability to control more than 50% of the voting power or ownership interests of the applicable entity.” D. In clause 2.1, (i) add the words “with a delivery address” in front of the words “based in the same country” to the first line and (ii) replace the words “Orders are subject to availability and are cancellable only by Supplier except as expressly permitted in a Schedule. Supplier is not responsible for pricing, typographical or other errors in any offer and may cancel Orders affected by such errors.” with “Supplier may cancel any Quotes due to pricing, typographical or other errors in the Quote. Additionally, Supplier may cancel any Order if Customer is in material breach of the Agreement and fails to cure such breach within thirty (30) days following written notice from Supplier specifying the nature of the breach.” E. In clause 2.4, insert the words “duly executed by Supplier and Customer” at the end of the clause. F. In clause 2.5, delete the words “Subject to the foregoing” at the beginning of the second sentence. G. Clause 2.6 is hereby deleted in its entirety. H. In clause 3.1, Replace the words “the invoice date” in the fourth line with [***] and insert the following at the end: “Unless indicated otherwise in a Quote or an Order but notwithstanding anything else to the contrary herein, Supplier will manage [***] for Equipment and for physical media containing licensed Software associated with the transportation of any such Offerings until they arrive at Customer’s facility, including freight and insurance, until the relevant Offering is delivered to Customer’s designated shipping address. Supplier will also handle applicable export and import documentation and, where applicable, remit the applicable duties, taxes, and related fees required for import into the U.S.” I. Clause 3.2 is hereby deleted in its entirety and replaced with the following: “3.2 Transfer of Risk and Title; Costs. Title to Equipment and for physical media containing licensed Software transfers to Customer upon Delivery. “Delivery” as used in this clause 3.2 means when the Equipment or physical media containing licensed Software is delivered to the Customer’s designed shipping address. Notwithstanding the foregoing but subject to the requirements in clause 3.1, during the last two weeks of Dell’s fiscal quarter, “Delivery” for Equipment occurs when Supplier provides it to the carrier at Supplier’s designated point of shipment and “Delivery” for software occurs when Supplier provides physical media (or the hardware on which it is installed) to the carrier at Supplier’s designated point of shipment. The cost of transit insurance on behalf of Customer shall be included in the total price stated on the Quote.

3 J. In clause 5.2A replace the word “SOW” with “duly executed SOW” in the first sentence. K. In clause 5.2B(2): a. replace the words “or any breach of this CTS or any applicable Service Specification” in the third sentence with “or any material breach of this CTS or any applicable Service Specification that has not been cured in accordance with clause 5.4”; b. add the words “, which business purposes includes the activities contemplated in clause 1.1,” after the words “for Customer’s internal business purposes” in the fourth sentence; and c. add the words “which business purposes includes the activities contemplated in clause 1.1” after the words “, solely for Customer’s internal business purposes,” in the sixth sentence. L. In clause 6.2 add “ and payable as at the date of termination or expiration (as applicable) nor Supplier’s obligation to provide any Offerings prepaid for by Customer; provided, however, that Customer shall have a period of [***] calendar days following the due date noted on Supplier’s invoice (or if not noted, then [***] days after the date of the invoice) to cure any non-payment prior to Supplier being entitled to take the actions in the foregoing (i) and (ii)” at the end of the third sentence. M. In clause 7.1 add “For greater certainty, any costs or expenses incurred by Dell in connection with its obligations to repair or replace defective products covered under warranty as described above will in no way be counted against the cap identified in clause 8.1A” at the end of the paragraph. N. In clause 7.2 insert the words “to Customer” after “pro-rata refund”. O. In clause 7.4(ii), delete the words “or other causes beyond Supplier’s control”. P. In clause 10.2 delete the final sentence. Q. In clause 10.3(3), add the words “including for the avoidance of doubt the existence of this Purchase Agreement and total contract value therein” at the end of the sentence. R. In clause 10.3, add [***] at the end of the clause. S. Clause 12.1 is hereby deleted in its entirety and replaced with the following: “12.1 Governing Law; Jurisdiction. The CTS and any Dispute are governed by the laws of Delaware (excluding the conflicts of law rules) and the federal laws of the United States. The U.N. Convention on Contracts for the International Sale of Goods does not

4 apply. The parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the CTS or the transactions contemplated hereby shall be brought in the US District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject-matter jurisdiction, in the Superior Court of the State of Delaware), and agree to waive any and all objections to the exercise of jurisdiction over the parties by those courts and to venue in those courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE CTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.” T. Clause 12.2 is hereby deleted and replaced with the following: Customer is subject to and responsible for compliance with the export control and economic sanctions laws of the United States, the European Union and other jurisdictions, in each case to the extent applicable to Customer (collectively, “Applicable Trade Laws”). Offerings may not be used, sold, leased, exported, imported, re-exported, or transferred except in compliance with the Applicable Trade Laws. Customer represents and warrants that it is not the subject or target of, or located in a country or territory that is the subject or target of economic sanctions under the Applicable Trade Laws. Customer will defend and indemnify Supplier and Supplier Affiliates against any third party claim resulting from a breach of any of the foregoing. Trade Compliance requirements available at www.dell.com/tradecompliance contain further information and requirements on compliance with Applicable Trade Laws and additional restrictions under law which Dell requires Customer to adhere to. U. In clause 12.7 add “, in each case not caused by the gross negligence or intentional misconduct of the applicable non-performing or terminating party” at the end of the clause. V. In clause 12.8, delete the word “and” before “(ii)”; and insert the words “; and (iii) either party may assign, transfer or novate the CTS to an Affiliate by providing advance written notice to the other party, provided that the successor entity or assignee: (1) is located in North America; (2) is not a competitor of or affiliated to a competitor of the other party; (3) assumes in writing all of such party’s obligations under the CTS and agrees in writing to be bound by the CTS, and (4) has sufficient credit as determined solely by Dell and the applicable parent company enters into a written corporate guaranty regarding the obligations of the successor entity or assignee in substantially the same form as entered into by IREN Limited with respect to this Purchase Agreement on or around the date hereof. For greater certainty, in no event will any assignment, transfer or novation occur unless (4) above is first met.” at the end of the clause.

5 4) Notwithstanding anything to the contrary in the CTS, prior to any purchase made from Dell, Dell will communicate to Customer in writing any unique or non-standard payment requirements, including any requirements to prepay for certain types of Products (i.e. AI Servers). 5) Unless expressly agreed to otherwise in writing as contemplated in clause 2.5A of the CTS, this Purchase Agreement will apply to each purchase and sale of Products, Third Party Products and/or Services made between the Parties and any other terms, including on any Quote or other ordering document issued by Dell, or made available online through www.dell.com or any other online process made available by Dell, will not apply. 6) Except as amended by the terms of this Purchase Agreement the terms of the CTS will remain in force unamended between the Parties. 7) The Purchase Agreement and any Dispute (as defined in the CTS) are governed by the laws of Delaware (excluding the conflicts of law rules) and the federal laws of the United States. The U.N. Convention on Contracts for the International Sale of Goods does not apply. The Parties hereby agree that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Purchase Agreement or the transactions contemplated hereby shall be brought in the US District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject-matter jurisdiction, in the Superior Court of the State of Delaware), and agree to waive any and all objections to the exercise of jurisdiction over the Parties by those courts and to venue in those courts. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 8) This Purchase Agreement may be signed in counterparts. An electronic signature using a qualified electronic certificate or facsimile signature will be treated in all respects as having the same effect as an original signature. If Customer is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Purchase Agreement where indicated below. Sincerely, Dell Marketing L.P. By: /s/ Patrick Adorante

6 Name: Patrick Adorante Title: VP Customer understands and agrees with the terms and conditions set out above. IE US Hardware 4 Inc. By: /s/ William Roberts Name: William Roberts Title: Director By: /s/ Denis Skrinnikoff Name: Denis Skrinnikoff Title: Authorized Signatory

Exhibit A Commercial Terms of Sale (to be attached)